UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 12, 2015
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 12, 2015, at which:
(1) The following nominees were elected to serve three-year terms on the company’s Board of Directors by the following votes:

	David A. Brandon	Douglas D. French	John R. Hoke III	Heidi J. Manheimer
For	47,647,621	47,747,721	47,784,082	48,344,180
Withheld	1,658,553	1,558,453	1,522,092	961,994
Broker non-votes	4,061,838	4,061,838	4,061,838	4,061,838

The following individuals continued their service as Directors of the company: Mary Vermeer Andringa, J. Barry Griswell, Lisa A. Kro, Dorothy A. Terrell, David O. Ulrich, Michael A. Volkema, and Brian C. Walker.

(2) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ending May 28, 2016, by the following votes:

Ratification of Independent Auditors
For	52,624,913
Against	664,538
Abstain	78,561
Broker non-votes	n/a

(3) The Second Amendment to the 2011 Long-term Incentive Plan ("LTIP") was approved by the following votes:

Approval of the Second Amendment to the 2011 LTIP
For	46,617,804
Against	2,621,601
Abstain	66,769
Broker non-votes	4,061,838

(4) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

Approve, On an Advisory Basis, Executive Compensation
For	48,569,624
Against	596,786
Abstain	139,764
Broker non-votes	4,061,838

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 14, 2015	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)